EXHIBIT 21
VIAD CORP
(Delaware)
Active and Inactive (I) Subsidiaries and Affiliates* as of February 25, 2008

ethnoMetrics Inc. (Delaware)
GES Exposition Services (Canada) Limited (Canada)
Exposervice Standard Inc. (Canada)
Clarkson-Conway Inc. (Canada)
Créode Communications Inc. (Canada)
Services d’Expositions P.E. Poitras Ltée (Québec)
GES Exposition Services, Inc. (Nevada)
ESR Exposition Service, Inc. (New Jersey)
Expo Accessories, Inc. (New York)
Expo Display & Design, Inc. (New Jersey)
Shows Unlimited, Inc. (Nevada)
Tradeshow Convention Services Inc. (Washington)
GES Service Companies Limited (United Kingdom)
Corporate Technical Services Limited (United Kingdom)
MES Holdings Limited (United Kingdom)
Melville Electrical Services Limited (United Kingdom) (I)
Melville Exhibition and Event Services Limited (United Kingdom)
Melville Hire Services Limited (United Kingdom) (I)
Proj-X4 Exhibition and Events Limited (United Kingdom)
Las Vegas Convention Service Co. (Nevada) (I)
EXG, Inc. (Delaware)
Giltspur Exhibits of Canada, Inc. (Ontario)
David H. Gibson Company, Inc. (Texas)
Viad Holding GmbH (Germany)
Exhibitgroup/Giltspur France S.A.R.L. (France) (I)
Voblo Verwaltungs GmbH (Germany)
Viad Service Companies Limited (United Kingdom)
NRI Limited (United Kingdom) (I)
SDD Exhibitions Limited (United Kingdom) (I)
The Becker Group, Ltd. (Maryland)
Glacier Park, Inc. (Arizona) (80%)
Waterton Transport Company, Limited (Alberta)
Greyhound Canada Holdings, Inc. (Alberta)~~
Brewster Inc. (Alberta)
Banff Hospitality Residence Ltd. (Alberta) (43.52%)
Tri-State Investment Company (Delaware) (27%)
VREC, Inc. (Delaware)

*	Parent-subsidiary or affiliate relationships are shown by marginal indentation. Place of incorporation and ownership percentage are shown in parentheses following name, except no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 20%.

~~	Indicates a Corporate and Other Subsidiary